Exhibit 4.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated May 12, 2014 (this “Agreement”), is entered into by and among Ocwen Financial Corporation, a Florida corporation (the “Company”), and Barclays Capital Inc. (the “Representative”), on behalf of itself and in its capacity as representative of the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”).
The Company and the Representative, on behalf of itself and the several Initial Purchasers, are parties to the Purchase Agreement dated May 7, 2014 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of $350,000,000 aggregate principal amount of the Company’s 6.625% Senior Notes due 2019 (the “Notes”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.
In consideration of the foregoing, the parties hereto agree as follows:
Section 1.Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Additional Interest” shall mean, in the event the Exchange Offer is not consummated or the Shelf Registration Statement is not effective, the increase in the interest rate on the Notes pursuant to Section 2(d) hereof.
“Agreement” shall have the meaning set forth in the preamble.
“Business Day” shall mean each day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or the place of payment.
“Company” shall have the meaning set forth in the preamble and shall also include any successor entities.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Exchange Dates” shall have the meaning set forth in Section 2(a)(B) hereof.
“Exchange Offer” shall mean the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.
“Exchange Offer Completion Date” shall have the meaning set forth in Section 2(a) hereof.
“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on an appropriate registration form and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Notes” shall mean notes issued by the Company under the Indenture containing terms identical to the Notes (except that the Exchange Notes will not contain terms with respect to restrictions on transfer or any increase in annual interest rate in connection with a failure to comply with this Agreement) and to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.
“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act, prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Notes or the Exchange Notes.
“Holder” shall mean each Initial Purchaser, for so long as it owns any Registrable Notes, and each of the Initial Purchasers’ successors, assigns and direct and indirect transferees who becomes an owner of Registrable Notes under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.
“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.
“Indenture” shall mean the indenture relating to the Notes, dated as of May 12, 2014, among the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, as the same may be amended from time to time in accordance with the terms thereof.
“Initial Purchasers” shall have the meaning set forth in the preamble.
“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.
“Notes” shall have the meaning set forth in the preamble.
“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.
“Participating Broker-Dealer” shall have the meaning set forth in Section 4 hereof.
“Participating Holder” shall mean any Holder of Registrable Notes that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 2(b) hereof.
“Permitted Free Writing Prospectus” shall have the meaning set forth in Section 6(k) hereof.
“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.
“Registrable Notes” shall mean the Notes; provided that such Notes shall cease to be Registrable Notes when (i) such Notes cease to be outstanding or (ii) a Registration Statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such Registration Statement.
“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws, if any, (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Notes or Registrable Notes), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall initially be Cahill Gordon & Reindel LLP, subject to replacement upon action by a majority of Holders), subject to a cap of $10,000 and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder. Notwithstanding the foregoing, the Holders shall pay all agency fees and commissions and underwriting discounts and commissions and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than fees, expenses and disbursements set forth in clause (ii) above and the fees, expenses and disbursements of one counsel specifically referred to above.
“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“SEC” shall mean the United States Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.
“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company filed under the Securities Act providing for the registration on a continuous or delayed basis of the Registrable Notes pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.
“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.
“Staff” shall mean the staff of the SEC.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
“Trustee” shall mean the trustee with respect to the Notes under the Indenture.

Section 2.	Registration Under the Securities Act.
(a)To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use commercially reasonable efforts to (i) file an Exchange Offer Registration Statement covering an offer by the Company to the Holders to exchange all the Registrable Notes for Exchange Notes, (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act and (iii) consummate the Exchange Offer on or prior to the 270th calendar day following the closing of such Exchange Offer on May 12, 2014 (such date, the “Exchange Offer Completion Date”).
The Company shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:
(A)that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered and not properly withdrawn will be accepted for exchange;
(B)the dates of acceptance for exchange (which shall be a period of at least 20 Business Days (and not more than 40 Business Days or longer if required by applicable law) from the date such notice is mailed to the Holders) (the “Exchange Dates”);
(C)that any Registrable Note not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement after the consummation of the Exchange Offer, except as otherwise specified herein;
(D)that any Holder electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to (1) surrender such Registrable Note, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (2) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Note, in each case prior to the close of business on the last Exchange Date; and
(E)that any Holder will be entitled to withdraw its election, not later than the close of business (New York City time) on the last Exchange Date, by (1) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange and a statement that such

Holder is withdrawing its election to have such Notes exchanged or (2) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Notes.
As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company and (iv) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Registrable Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes.
As soon as practicable after the last Exchange Date, the Company shall:
(A)    accept for exchange Registrable Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and
(B)    deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Notes equal in principal amount to the principal amount of the Registrable Notes tendered by such Holder.
Interest on each Exchange Note will accrue (i) from the later of (a) the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or (b) if the Note is surrendered for exchange on a date in a period that includes the record date for an interest payment to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on the Note surrendered in exchange therefor, from the date of original issuance of the Note on the date hereof.
The Company shall use its commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.
(b)In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Exchange Offer Completion Date or (iii) upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Notes that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Notes by the Holders thereof and to cause such Shelf Registration Statement to become effective; provided that no such Shelf Registration Statement shall be required to the extent the Registrable Notes have been sold pursuant to Rule 144 of the Securities Act or have become freely tradable by Persons other than “affiliates” (as defined in Rule 144 of the Securities Act) of the Company pursuant to Rule 144 of the Securities Act, in each case, under circumstances in which any legend borne by the Notes relating to restrictions on transferability thereof is removed, the Notes do not bear a restricted CUSIP number and such Notes are eligible to be sold pursuant to Rule 144, or any successor provision, of the Securities Act; provided further that no Holder will be entitled to have any Registrable Notes included in any Shelf Registration Statement, or entitled to use the Prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof.
In the event that the Company is requested to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use its commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) above with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Initial Purchasers after completion of the Exchange Offer.
The Company agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until (i) the first anniversary date of the Shelf Registration Statement or (ii) such time as all of the Notes cease to be outstanding or have either been (A) sold or otherwise transferred pursuant to an effective registration statement or (B) sold pursuant to Rule 144 under the Securities Act or have become freely tradable by Persons other than “affiliates” (as defined in Rule 144 of the Securities Act) of the Company pursuant to Rule 144 of the Securities Act, in each case, under circumstances in which any legend borne by the Notes relating to restrictions on transferability thereof is removed, the Notes do not bear a restricted CUSIP number and such Notes are eligible to be sold pursuant to Rule 144, or any successor provision, of the Securities Act (the “Shelf Effectiveness Period”). Subject to the Company’s right to temporarily suspend a Registration Statement pursuant to Section 3(d) below, the Company further agrees to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Notes with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.
(c)The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Notes pursuant to the Shelf Registration Statement.
(d)An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.
In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, has not become effective on or prior to the Exchange Offer Completion Date, the interest rate on the Registrable Notes will be increased by (i) 0.25%

per annum for the first 90-day period immediately following the Exchange Offer Completion Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, in each case until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective or, in the case of a Shelf Registration, the Notes become freely tradable under the Securities Act, up to a maximum increase of 1.00% per annum. In the event that the Company receives a Shelf Request pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby has not become effective by the later of (A) the Exchange Offer Completion Date and (B) 90 days after delivery of such Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on such Registrable Notes will be increased by (i) 0.25% per annum for the first 90-day period payable commencing one day after the Shelf Additional Interest Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, in each case until the Shelf Registration Statement becomes effective, or is no longer required, up to a maximum increase of 1.00% per annum.
If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period (the last day of such period, the “Trigger Date”), then the interest rate on the Registrable Notes will be increased by (i) 0.25% per annum for the first 90-day period commencing one day after the Trigger Date and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period thereafter, in each case until the Shelf Registration Statement has again become effective or the Prospectus again becomes usable, up to a maximum increase of 1.00% per annum.
Any amounts of Additional Interest due will be payable in cash in accordance with the terms of the Indenture in the same manner and on the same original interest payment dates as interest on the Notes is payable.

Section 3.	Registration Procedures.
(a)In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall, within the time periods specified in Section 2 hereof:
(i)use its commercially reasonable efforts to prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
(ii)use their commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;
(iii)to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)in the case of a Shelf Registration, use commercially reasonable efforts to furnish to each Participating Holder, to counsel for the Initial Purchasers and to counsel for such Participating Holders without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder or counsel may reasonably request in order to facilitate the sale or other disposition of the Registrable Notes thereunder; and, subject to Section 3(c) below, the Company consent to the use of such Prospectus, preliminary prospectus or Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;
(v)use their commercially reasonable efforts to register or qualify the Registrable Notes under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Notes owned by such Participating Holder; provided that the Company shall not be required to (A) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (B) file any general consent to service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction if it is not so subject;
(vi)in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly (A) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or when any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (B) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (D) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Notes covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Notes cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or Free Writing Prospectus in order to make the statements therein not misleading and (F) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;
(viii)in the case of a Shelf Registration, furnish to each Participating Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);
(ix)in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Notes;
(x)upon the occurrence of any event contemplated by Section 3(a)(vi)(E) hereof, use its commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or any related Prospectus or Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Notes, such Prospectus or Free Writing Prospectus will cease to have the identified deficiencies and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, Participating Broker-Dealers and Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or Free Writing Prospectus until the Company has amended or supplemented the Prospectus or Free Writing Prospectus to correct such misstatement or omission;
(xi)in the case of a Shelf Registration, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or Free Writing Prospectus (other than any document that is to be incorporated by reference into a Registration Statement or a Prospectus) after initial filing of a Registration Statement, provide copies of such document to the Participating Holders and their counsel and make such of the representatives of the Company as shall be reasonably requested by the Participating Holders or their counsel available for discussion of such document; and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Participating Holders and their counsel shall not have previously been advised and furnished a copy or to which the Participating Holders or their counsel shall reasonably object within five Business Days after the receipt thereof;
(xii)obtain a CUSIP number for all Exchange Notes or Registrable Notes, as the case may be, not later than the initial effective date of a Registration Statement;
(xiii)cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
(xiv)in the case of a Shelf Registration, and only to the extent that any Participating Holder may, in the reasonable opinion of such Participating Holder or its counsel, be potentially be deemed by the SEC to be an “underwriter” under the Securities Act (including as described in Section 4 hereof), make available for inspection by one representative of the Participating Holders (an “Inspector”), any attorneys and accountants designated by a majority in aggregate principal amount of Notes held by the Participating Holders, at reasonable times and in a reasonable manner during normal business hours, all pertinent financial and other records, pertinent documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector, attorney or accountant in connection with a Shelf Registration Statement; provided that the foregoing inspection and information gathering shall be coordinated on behalf of the Participating Holders by the Inspector and on behalf of the other parties by one counsel designated by and on behalf of the Participating Holders by a majority of Participating Holders; provided, further, that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall take such actions necessary to protect the confidentiality of such information unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the general public or through a third party without an accompanying obligation of confidentiality;
(xv)in the case of a Shelf Registration, if reasonably requested by any Participating Holder, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and
(xvi)in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Notes covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Notes including, but only to the extent that any Participating Holder may, in the reasonable opinion of such Participating Holder or its counsel, be potentially be deemed by the SEC to be an “underwriter” under the Securities Act (including as described in Section 4 hereof), (A) to the extent possible, make such representations and warranties to the Participating Holders of such Registrable Notes with respect to the business of the Company and its respective subsidiaries and the Registration

Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (B) obtain opinions of counsel to the Company (which opinions, in form, scope and substance, shall be consistent in all material respects with the opinions delivered pursuant to the Purchase Agreement) addressed to each Participating Holder of Registrable Notes, covering the matters customarily covered in opinions requested in underwritten offerings, (C) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) of Registrable Notes, such letters to be in customary form and consistent in all material respects with the comfort letters delivered pursuant to the Purchase Agreement and (D) deliver such documents and certificates as may be reasonably requested by a Participating Holder, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in an underwriting agreement.
(b)In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.
(c)In the case of a Shelf Registration Statement, each Participating Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(C) or Section 3(a)(vi)(E) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Notes pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectuses covering such Registrable Notes that are current at the time of receipt of such notice.
(d)If the Company shall give any notice to suspend the disposition of Registrable Notes pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Notes shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice of such suspension that does not exceed 60 days in any three-month period or 120 days in any 12-month period.
Section 4.Participation of Broker-Dealers in Exchange Offer. The Staff has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
To the extent necessary to ensure that the Prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Participating Broker-Dealers, the Company shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 3 hereof, during the period required by the Securities Act. The Company shall provide sufficient copies of the latest version of such Prospectus to such Participating Broker-Dealers, promptly upon request, at any time during such period.
Section 5.Indemnification and Contribution.
(a)The Company agrees to indemnify and hold harmless each Holder, its respective affiliates, directors and officers and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with, or is controlled by, any Holder, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred by any Holder, any such director or officer or any such controlling or affiliated Person in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement pursuant to which Exchange Notes or Registrable Notes were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information provided by any Holder expressly for use therein
(b)Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the other selling Holders, the managers or directors, as applicable, of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

(c)If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) if designated for one or more of the Initial Purchasers or its affiliates, directors, officers or control Persons of one or more of the Initial Purchasers shall be designated in writing by the Representative unless such representation is to include Holders that are not Initial Purchasers, (y) if designated for one or more Holders or directors, officers or control Persons of any Holder, in each case including one or more Holders other than Initial Purchasers, shall be designated in writing by a majority of the Holders to be represented and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)If the indemnification provided for in Sections 5(a) or 5(b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Notes and the Exchange Notes, on the one hand, and by the Holders from receiving Notes or Exchange Notes registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Holders, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Notes or Exchange Notes sold or exchanged by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(f)The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.
(g)The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
(h)The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.
Section 6.General.
(a)No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof.
(b)Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of a majority of the Holders affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
(c)Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if transmitted by facsimile; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
(d)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Notes in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchaser) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
(e)Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
(f)Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.
(g)Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, will be governed by and construed in accordance with the laws of the State of New York.
The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
(i)Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
(j)Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement or the application thereof in any circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
(k)Free Writing Prospectuses. Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Notes without the prior express written consent of the Company. Any such Free Writing Prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as a Free Writing Prospectus, including in respect of timely filing with the SEC, legends and record-keeping.
(l)Majorities. Any reference herein to a majority of Holders shall be deemed to refer to a majority of the aggregate principal amount of the outstanding Registrable Notes; provided that whenever the consent or approval of Holders of a specific percentage of Registrable Notes is required hereunder, any Registrable Notes owned by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the required majority.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
OCWEN FINANCIAL CORPORATION, as Company
By:     /s/ John V. Britti
Name:    John V. Britti
Title:    Executive Vice President and
Chief Financial Officer

Signature Page to Registration Rights Agreement

BARCLAYS CAPITAL INC.
By:     /s/ Robert Chen
Name:    Robert Chen
Title:    Managing Director
Acting on behalf of itself and as the
Representative of the several Initial
Purchasers

Signature Page to Registration Rights Agreement

Schedule 1
Initial Purchasers
Barclays Capital Inc.
Wells Fargo Securities, LLC
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC

Schedule 1-1